Jim Miles
                                                             Secretary of State
                                                                    Filed
                                                                Jun 19, 1997
                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is Community Bankshares, Inc.

2. On June 16, 1997, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

     RESOLVED, that pursuant to a two-for-one split of the authorized shares of the Corporation's common stock (no par value), the total number of authorized shares of the Corporation's common stock shall be increased from 6,000,000 shares to 12,000,000 shares (no par value).

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     Shareholders of record on July 2, 1997 will be issued additional stock certificates representing one additional share of the Corporation's Common Stock for every one share currently held.

4.   Complete either a or b, whichever is applicable.

     a.   [ ]      Amendment(s) adopted by shareholder action.

          At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                   Number of      Number of        Number of         Number of
                      out-          Votes           Shares          Undisputed*
        Voting      standing       Entitled       Represented       Shares Voted
        Group        Shares       To be Cast    at the meeting      For Against


     b. [x] The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to Sections 33-6-102(d), 33-10-102 and 33-10-105 of the 1976
                   South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)) Effective July 21, 1997.

DATE:  June 16, 1997                             COMMUNITY BANKSHARES, INC.
                                                 (Name of Corporation)

                                                 By: s/William W. Traynham
                                                          (Signature)
                                                 William W. Traynham, President
                                                 (Type or Print Name and Office)

     *NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

                                                                   Jim Miles
                                                              Secretary of State
                                                                     Filed
                                                                 Mar 15, 1995
                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                              ARTICLES OF AMENDMENT

     Pursuant to Section 33-10-106 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.   The name of the corporation is Community Bankshares, Inc.

2. On December 13, 1994, the corporation adopted the following Amendment(s) of its Articles of Incorporation.

     RESOLVED, that pursuant to a two-for-one split of the authorized shares of the Corporation's common stock (no par value), the total number of authorized shares of the Corporation's common stock shall be increased from 3,000,000 shares to 6,000,000 shares (no par value).

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows: (if not applicable, insert "not applicable" or "NA").

     Shareholders of record on January 1, 1995 will be issued additional stock certificates representing one additional share of the Corporation's Common Stock for every one share currently held.

4.   Complete either a or b, whichever is applicable.

     a.   [  ]     Amendment(s) adopted by shareholder action.

          At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

                    Number of      Number of        Number of        Number of
                       out-          Votes           Shares         Undisputed*
        Voting       standing       Entitled       Represented      Shares Voted
        Group         Shares       To be Cast    at the meeting     For Against


     b. [x] The amendment(s) was duly adopted by the Incorporators or board of directors without shareholder approval pursuant to '33-6-102(d), 33-10-102 and 33-10-105 of the 1976 South Carolina Code as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendments shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b))_______________________.

DATE:  December 13, 1994                         COMMUNITY BANKSHARES, INC.
                                                 (Name of Corporation)

                                                 By: s/William W. Traynham
                                                          (Signature)
                                                 William W. Traynham, President
                                                 (Type or Print Name and Office)

*NOTE: Pursuant to Section 33-10-106(6)(i), the corporation can alternatively state the total number of votes cast for and against the amendment by each voting group entitled to vote separately on the amendment or the total number of undisputed votes cast for the amendment by each voting group together with a statement that the number cast for the amendment by each voting group was sufficient for approval by that voting group.

                                                                   Jim Miles
                                                              Secretary of State
                                                                     Filed
                                                               November 30, 1992
                             STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

1.   The name of the proposed corporation is Community Bankshares, Inc.

2. The initial registered office of the corporation is 1820 Columbia Road, N.E., Orangeburg, South Carolina 29115.

     and the initial registered agent at such address is William W. Traynham.

3. The corporation is authorized to issue shares of stock as follows: Complete a or b, whichever is applicable:

     a. [x] If the corporation is authorized to issue a single class of shares, the total number of shares authorized is 3,000,000.

     B. [ ] The corporation is authorized to issue more than one class of shares:

                   Class of Shares            Authorized No. of Each Class

                   --------------------       -----------------------

                   --------------------       -----------------------

     The relative rights, preferences, and limitations of the shares of each class, and of each series within a class, are as follows:

          Common Stock - Shares of this class shall have unlimited voting rights and shall be entitled, together with any other class having such rights, to receive the net assets of the Corporation upon dissolution.

4. The existence of the corporation shall begin when these articles are filed with the Secretary of State unless a delayed date is indicated (See Section 33-1-230(b)):___________________________

5. The optional provisions which the corporation elects to include in the articles of incorporation are as follows (See Section 33-2-102 and the applicable comments thereto; and Sections 35-2-105 and 35-2-221 of the 1976 South Carolina Code):

     A. Quorum. One-third of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business.

     B. Mergers, Consolidations, Exchanges, Sales of Assets or Dissolution. With respect to any plan of merger, consolidation or exchange or any plan for the sale of all, or substantially all, the property and assets, with or without the good will, of the Corporation or any resolution to dissolve the Corporation, which plan or resolution shall not have been adopted by the affirmative vote of at least two-thirds of the full board of directors, such plan or resolution must be approved by the affirmative vote of holders of 80% of the outstanding shares of the Corporation.

     C. Classified Board of Directors. There shall be not less than nine nor more than 24 directors who shall be divided into three classes, each class to be as nearly equal in number as possible and the election and terms of directors shall be as provided in Sections 33-8-104 and -106 of the South Carolina Business Corporation Act.

     D. Nomination of Directors. No person shall be eligible to be elected a director of the Corporation at a meeting of shareholders unless that person has been nominated by a shareholder entitled to vote at such meeting by giving written notice of such nomination to the secretary of the Corporation at least thirty days prior to the date of the meeting.

     E. Removal of Directors. An affirmative vote of 80% of the outstanding shares of the Corporation shall be required to remove any or all of the directors without cause.

     F. Duty of Directors. When evaluating any proposed plan of merger, consolidation, exchange or sale of all, or substantially all, of the assets of the corporation, the board of directors shall consider the interests of the employees of the Corporation and the community or communities in which the Corporation and its subsidiaries, if any, do business in addition to the interests of the Corporation's shareholders.

     G. No Preemptive Rights. Shareholders of the Corporation shall not have preemptive rights with respect to shares, options or rights of the Corporation.

     H. No Cumulative Voting. Cumulative voting with respect to shares of the Corporation shall not be permitted.

     I. Amendment to Articles of Incorporation. Any amendment to the Articles of Incorporation of the Corporation which amends, alters, repeals or is inconsistent with any of provisions B, C, D, E, F, G or H above, unless such amendment shall have been approved by the affirmative vote of at least two-thirds of the full board of directors, shall not be effective unless it is approved by the affirmative vote of 80% of the outstanding shares of the Corporation.

6. The name and address of each incorporator is as follows (only one is required):

          Name                Address                       Signature

William W. Traynham           1820 Columbia Road, N.E.
                              Orangeburg, SC 29115

E. J. Ayers, Jr.              See above

J. Robert Bryant              See above               s/ J. Robert Bryant

Martha Rose C. Carson         See above

J. M. Guthrie                 See above               s/ J. M. Guthrie

Hugo S. Sims, Jr.             See above               s/ Hugo S. Sims, Jr.

J. Otto Warren                See above               s/ J. Otto Warren

Kenneth O. Westbury           See above               s/ Kenneth O. Westbury

Michael A. Wolfe              See above                s/ Michael A. Wolfe

Russell S. Wolfe, II          See above               s/ Russell S. Wolfe, II

7. I, Suzanne Hulst Clawson, an attorney licensed to practice in the State of South Carolina, certify that the corporation, to whose articles of incorporation this certificate is attached, has complied with the requirements Section 33-2-102 of the 1976 South Carolina Code.

Date: November 25, 1992                         s/Suzanne Hulst Clawson
                                                 (Signature)

                                                Suzanne Hulst Clawson
                                                P. O. Box 11889
                                                Columbia, South Carolina 29211